Exhibit 10.53
HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
SUBSCRIPTION AGREEMENT
     This subscription agreement (this “Subscription Agreement”) is entered by and between Hines REIT Properties, L.P. (the “Investor”), a Delaware limited partnership and the non-managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Partnership”), a Delaware limited partnership, and the Partnership, and provides for the purchase of units of general partner interest by the Investor from the Partnership in accordance with the terms hereof and of the Sixth Amended and Restated Agreement of Limited Partnership, dated as of May 9, 2005, of the Partnership (as may hereafter be amended, restated and/or supplemented, the “Partnership Agreement”), as supplemented by that certain letter agreement, dated November 9, 2005, among the Partnership, Hines U.S. Core Office Capital LLC (the “Managing General Partner”) and the Investor (the “Letter Agreement”). Capitalized terms used herein without definition have the meanings given to them in the Partnership Agreement.
     1. Subscription. The Investor hereby agrees to contribute the amount set forth opposite its name on its signature page to this Subscription Agreement (to the extent accepted by the Managing General Partner, the Investor’s “Capital Commitment”) to the Partnership in exchange for Units of general partner interest in the Partnership (the “Subscribed Interest”). The Investor shall fund its Capital Commitment in one or more installments pursuant to Capital Calls issued by the Managing General Partner in accordance with the terms of the Partnership Agreement, as supplemented by the Letter Agreement. Pursuant to the Letter Agreement, the Managing General Partner must deliver an Offer Notice (as defined in the Letter Agreement) to the Investor prior to the issuance of any Capital Call, whereupon the Investor will have the right to contribute up to 40% of the total capital to be contributed to the Fund in such Capital Call (the “Preemptive Right”). With respect to any Capital Call, the Investor shall be obligated to contribute the greater of (i) the amount determined by the Managing General Partner in accordance with the terms of the Partnership Agreement or (ii) the amount specified in the Exercise Notice (as defined in, and subject to the terms and conditions of, the Letter Agreement) delivered by the Investor to the Partnership and Managing General Partner in connection with such Capital Call. For the avoidance of doubt, any Capital Contribution made by the Investor after the date hereof, including any Capital Contribution made pursuant to the Preemptive Right, shall reduce the Investor’s Unfunded Commitment under this Subscription Agreement by the amount of such Capital Contribution. In exchange for each Capital Contribution made by the Investor pursuant to this Subscription Agreement (including upon exercise of the Preemptive Right), the Partnership shall issue Partnership Units to the Investor at a price per Partnership Unit determined in accordance with Section 3.7(a)(ii) of the Partnership Agreement.
     2. Obligations under the Partnership Agreement. The Investor has been admitted to the Partnership as the Non-Managing General Partner and hereby affirms and acknowledges its agreement with each and every term of the Partnership Agreement, and its agreement to be bound by all of the terms and provisions thereof, including without limitation, any amendments or other modifications made to the Partnership Agreement in accordance with the terms thereof. The Investor agrees to perform all of the obligations imposed on the Non-Managing General Partner under the Partnership Agreement, including without limitation the obligation to fund its Capital Commitment pursuant to the terms thereof.

     3. Representations and Warranties of the Investor. The Subscribed Interest constitutes a general partner interest under applicable law and is not intended to constitute a “security” under the federal securities laws. Notwithstanding the foregoing, the Investor agrees to provide the following representations and warranties to the Partnership and the Managing General Partner as such representations and warranties are customarily received by the Partnership and the Managing General Partner from all partners making capital commitments to the Partnership. Therefore, the Investor represents and warrants to the Partnership and the Managing General Partner as follows:
          (a) Authorization of Purchase, etc. The Investor has been duly formed and is validly existing in good standing in the State of Delaware. The Investor has full capacity, power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Partnership Agreement and to subscribe for and purchase the Subscribed Interest. The Investor’s purchase of the Subscribed Interest and its execution, delivery and performance of this Subscription Agreement and the Partnership Agreement have been authorized by all necessary action on the Investor’s behalf, and this Subscription Agreement and the Partnership Agreement are the Investor’s legal, valid and binding obligations, enforceable against it in accordance with their respective terms, and such execution, delivery and performance does not materially conflict with or constitute a default under, any instruments governing the Investor, any law, regulation or order applicable to the Investor, or any agreement to which the Investor is a party or by which it may be bound. Each person executing this Subscription Agreement on behalf of the Investor has specifically confirmed the above in connection with the making of this investment and has actual authority to execute and deliver this Subscription Agreement on the Investor’s behalf. There is no litigation, investigation or other proceeding pending or, to the Investor’s knowledge, threatened, against the Investor which, if adversely determined, would materially adversely affect its ability to perform its obligations under this Subscription Agreement or the Partnership Agreement.
          (b) Access to Information. The Investor has received, carefully read and understood the Partnership Agreement and the Private Placement Memorandum, dated June 2005, of the Partnership, as supplemented by the October 2005 Supplement to Private Placement Memorandum (collectively, the “Memorandum”), outlining, among other things, the organization and investment objectives and policies of and the risks and expenses of an investment in, the Partnership. The Investor acknowledges that it is not subscribing for an interest in the Partnership as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media or broadcast over television or radio, (ii) any seminar or meeting whose attendees, including the Investor, were invited as a result of, subsequent to or pursuant to any of the foregoing, or (iii) any solicitation by a Person not previously known to the Investor in connection with investments generally.
     The Investor, in its capacity as Non-Managing General Partner, has had access to all of the material agreements entered into by the Partnership and the other Fund Entities, and has been provided an opportunity to obtain any additional information concerning the offering, the Partnership and the other Fund Entities to the extent the Partnership or the Managing General

Partner possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of, and receive answers from, the Managing General Partner concerning the terms and conditions of the offering and other matters pertaining to this investment. To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Partnership, the other Fund Entities, the offering or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information in the Memorandum.
     Other than as set forth in the Memorandum, the Partnership Agreement, the Letter Agreement and any separate agreement in writing with the Partnership executed in conjunction with the Investor’s subscription for the Subscribed Interest, the Investor is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Partnership, the Managing General Partner, or any Affiliate thereof or any agent of the foregoing, written or otherwise, in determining to invest in the Partnership. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Subscribed Interest and on that basis believes that an investment in the Subscribed Interest is suitable and appropriate for the Investor.
     The Investor acknowledges that any estimates, projections and other forward-looking statements as to the future performance or results of operations of the Partnership (or of any other fund or Entity sponsored by or affiliated with an Affiliate of the Managing General Partner) were provided to assist the Investor in the evaluation of the Partnership and in connection with its having access to such information in its capacity as Non-Managing General Partner, but have not been considered by the Investor as facts, and the Investor is not relying upon such estimates, projections or forward-looking statements as accurate representations of future performance or results of operations. The Investor acknowledges that any such estimates, projections or forward-looking statements are based on estimates and assumptions with respect to future facts, events or conditions and are subject to significant economic and other uncertainties beyond the control of the Managing General Partner or the Partnership or any of their respective partners, officers, employees, agents or Affiliates, and there can be no assurance that the projected results will be realized or that actual results will not be materially different from those projected in the Memorandum. The Investor acknowledges that any projections in the Memorandum were not prepared with a view to public disclosure or compliance with published guidelines of the U.S. Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections.
     Statements in the Memorandum are made as of the date thereof (or, in the case of any supplement thereto, the date of such supplement), and under no circumstances shall the information therein be assumed to be correct as of any time subsequent to such date.

          (c) No Reproduction or Distribution. The Investor has not reproduced, duplicated or delivered the Memorandum or this Subscription Agreement to any other Person, except its professional advisers or as permitted by the Managing General Partner.
          (d) Limited History, etc. The Investor understands that: (i) the Partnership has a limited financial and operating history; (ii) no regulatory agency or authority (including any securities regulatory agency or authority or securities exchange) has reviewed the Memorandum or the private placement of any Partnership Units or has made any finding or determination as to the fairness of the business terms of an investment in the Partnership; and (iii) the representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement have been relied upon by the Partnership and the Managing General Partner in determining the Investor’s suitability as a purchaser of the Subscribed Interest and the Partnership’s compliance with federal and state securities laws and shall survive the execution and delivery of this Subscription Agreement and the issuance of the Subscribed Interest.
          (e) Evaluation of and Ability to Bear Risks. The Investor has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of purchasing the Subscribed Interest and of making an informed investment decision regarding the purchase of the Subscribed Interest, and it has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Subscription Agreement, the Memorandum and the Partnership Agreement. The Investor has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of investing in the Subscribed Interest and the Partnership. The Investor’s financial situation is such that it can afford to bear the economic risk of holding the Subscribed Interest for an indefinite period of time. The Investor has considered the illiquid nature of an investment in the Partnership within the context of its total portfolio and understands and can bear the various risks of an investment in the Partnership. The Investor’s investment in the Partnership is consistent with its investment purposes, objectives and cash flow requirements and will not adversely affect its overall need for diversification and liquidity.
          (f) Accredited Investor. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).
          (g) Qualified Purchaser. The Investor is a “qualified purchaser” (as defined in the Investment Company Act).
          (h) Purchase for Investment. The Investor is acquiring the Subscribed Interest solely for its own account (except as provided in Section 9 of this Subscription Agreement, if applicable), for investment purposes, and not with a view to, or for resale in connection with, any subdivision, fractionalization, resale or distribution of the Subscribed Interest. The Investor has not offered or sold, nor has it entered into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else, all or any portion of the Subscribed Interest and has no current intention of dividing any of the Subscribed Interest with others or of reselling or otherwise disposing of all or any portion of the Subscribed Interest either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.
          (i) Limitations on Transfer. The Investor does not anticipate a need, either now or in the foreseeable future, to sell the Subscribed Interest for which it is subscribing. The Investor understands that it must bear the economic risk of an investment in the Subscribed Interest for an indefinite period of time. The Investor also understands that there are substantial restrictions on the transferability of the Subscribed Interest, and that the Subscribed Interest may not be sold, exchanged, assigned, or transferred unless all of the applicable conditions set forth in Article X of the Partnership Agreement are satisfied or waived. Additionally, the Investor acknowledges and agrees that each Unit of general partner interest issued to it as part of the Subscribed Interest shall be converted into a Unit of limited partner interest at the time such Unit is transferred by the Investor to any Person other than the Managing General Partner.
          (j) Investment Company Act; Beneficial Ownership, etc. The Investor understands that the Partnership will not register as an investment company under the Investment Company Act, nor will it make a public offering of its securities within the United States. The Investor understands that the Partnership will comply with either Section 3(c)(7) of the Investment Company Act, which exempts from the definition of investment company, issuers whose securities are held exclusively by Persons that are “qualified purchasers” under the Investment Company Act, or Section 3(c)(1) of the Investment Company Act, which excludes issuers whose securities are beneficially owned by not more than one hundred (100) Persons. The Investor will be counted as not more than one beneficial owner of the securities of the Partnership for purposes of Section 3(c)(1) of the Investment Company Act. The Investor’s stockholders, partners, members or other beneficial owners do not have and will not have individual discretion as to their participation in particular investments made by the Partnership and it is not a participant-directed defined contribution plan. The Investor understands and agrees that the representations and warranties set forth in this Section 3(j) shall be deemed repeated and reaffirmed by it as of each date that it is required to make a Capital Contribution to the Partnership pursuant to the terms of the Partnership Agreement and if, at any time during the term of the Partnership, the representations and warranties set forth in Section 3(f), (g) or (j) shall cease to be true, it shall promptly notify the Managing General Partner. The Investor consents to, and has taken all necessary action in order to consent to, the Partnership being a “qualified purchaser” under the Investment Company Act in connection with its investment activity.
          (k) ERISA. The Investor is not subject to ERISA or Section 4975(e)(1) of the Code.
     The Investor shall promptly notify the Managing General Partner if the representations in this Section 3(k) cease to be true or the Investor anticipates that they will cease to be true with respect to the Investor. The Investor acknowledges that the Managing General Partner will rely on the representations provided under this Section 3(k) in determining whether the Partnership and any entity in which the Partnership invests satisfies the so-called 25 percent test under the Plan Assets Regulation.

          (l) Governmental Consents. No consent, approval, authorization, license or order of, registration or filing with or notice to, any governmental agency is necessary to be obtained, made or given (except as has been obtained, made or given) by the Investor in connection with the execution, delivery and performance by it of this Subscription Agreement or the Partnership Agreement or the consummation by it of the transactions contemplated thereby.
     4. Covenants and Agreements.
          (a) Indemnification. To the extent permitted by applicable law, the Investor agrees to indemnify and hold harmless the Partnership, the Managing General Partner, each of their Affiliates, and the respective directors, officers, managers, general partners, trustees, agents and employees of each such Person, and each other Person, if any, who controls, is controlled by or is under common control with, any of the foregoing, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any inaccurate representation or warranty made by the Investor, or breach or failure by the Investor to comply with any covenant or agreement made by the Investor, in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (ii) any unsuccessful action for securities law violations instituted by the Investor. The Investor shall be liable for any legal fees and expenses incurred by any of the foregoing Persons in connection with any claim or action as to which such Person is entitled to indemnification from the Investor under this Section 4(a).
          (b) Additional Information. The Investor agrees to furnish any additional information reasonably requested by the Managing General Partner to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of Partnership Units.
          (c) Confidentiality. The Investor agrees not to (i) distribute the Memorandum, the Partnership Agreement or this Subscription Agreement (collectively, the “Subscription Documents”), or any other non-public information provided to the Investor by the Partnership, the Managing General Partner or any Affiliate or representative thereof, to any Person other than those employees, counsel, agents and other representatives retained to advise the Investor, except as may be required by law or governmental order (including legal process or regulatory requirements), (ii) allow any person other than those employees, counsel, agents and other representatives retained to advise the Investor to review any such information, or (iii) divulge, communicate or disclose any such information, except as may be required by law or governmental order (including legal process or regulatory requirements) or for the performance by the Investor of its obligations under this Subscription Agreement, to any person other than the employees, counsel, agents or advisors referred to above, or to use such information for any purpose unrelated to its investment in the Partnership. For the avoidance of doubt, disclosure of information relating to this Subscription Agreement or the Partnership, including any assets or material agreements of the Partnership or any other Fund Entity, made by or on behalf of Hines Real Estate Investment Trust, Inc. (“HREIT”) or the Investor in order to comply with HREIT’s or any of its Affiliates obligations under the Securities Act, the Securities Exchange Act of 1934,

as amended, or the rules and regulations of the U.S. Securities and Exchange Commission shall not be a breach of this Section 4(c).
          (d) Transfer Restrictions. The Investor agrees not to sell, transfer, assign or otherwise dispose of its Subscribed Interest except in compliance with the applicable provisions of Article X of the Partnership Agreement and any relevant laws, regulations or other requirements applicable to the sale, transfer, assignment or other disposition of Subscribed Interest by the Investor.
          (e) Commercial Acts. The Investor acknowledges and agrees that the making and performance of its obligations under this Subscription Agreement and the Partnership Agreement constitute private and commercial acts that are not subject to governmental immunity in connection with the enforcement of any contractual claim.
     5. Amendments and Waivers. This Subscription Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor and the Managing General Partner (on behalf of the Partnership).
     6. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Investor or by or on behalf of the Partnership or the Managing General Partner in connection with the transactions contemplated by this Subscription Agreement shall survive (i) the acceptance of the Subscription Agreement by the Managing General Partner on behalf of the Partnership, (ii) the issuance of the Subscribed Interest, and (iii) the withdrawal, dissolution, liquidation or bankruptcy of the Investor.
     7. Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Investor may not assign this Subscription Agreement without the consent of the Managing General Partner.
     8. General Certification. All information which the Investor has provided to the Partnership or the Managing General Partner or any of their Affiliates or representatives concerning the Investor, its status, financial position and knowledge and experience of financial, tax, and business matters or, in the case of an the Investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date of the Investor’s execution and delivery of this Subscription Agreement.
     The Investor represents that all the information, financial or otherwise, which it has furnished to the Partnership or the Managing General Partner or any of their Affiliates or representatives in connection with this subscription, including the information set forth herein and all representations, warranties and agreements contained herein, is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information, the Investor shall immediately notify the Partnership and the Managing General Partner and shall furnish such revised or corrected information to the Managing General Partner.

     The Investor agrees that the representations, warranties and agreements contained in this Subscription Agreement, and all other information regarding the Investor set forth herein, may be used as a defense in any action relating to the Partnership or the offering of Partnership Units, and that it is only on the basis of such representations, warranties, agreements and other information that the Managing General Partner, acting on behalf of the Partnership is willing to accept the Investor’s subscription for the Subscribed Interest.
     9. Trustee, Agent, Representative or Nominee. If the Investor is acting as trustee, agent, representative or nominee for another Person (a “Beneficial Owner”), it understands and acknowledges that the representations, warranties and agreements made herein are made by it (A) with respect to the Investor and (B) with respect to the Beneficial Owner. The Investor further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations of the Investor under this Subscription Agreement and the Partnership Agreement. To the extent permitted by applicable law, the Investor also agrees to indemnify the Partnership, the Managing General Partner and their officers, agents and Affiliates for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor’s misrepresentation or misstatement contained herein or the assertion of its lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations of the Investor hereunder or under the Partnership Agreement.
     10. USA PATRIOT Act Matters. The Investor hereby acknowledges that the Partnership seeks to comply with all applicable laws in all applicable jurisdictions concerning money laundering and related activities. In furtherance of those efforts (but without limitation to the generality of the foregoing), the Investor hereby represents, warrants and agrees that:
          (a) to the best of the Investor’s knowledge based upon appropriate diligence and investigation, none of the cash or property that the Investor has paid, will pay or will contribute to the Partnership has been or shall be derived from or related to, any illegal activities, including without limitation, activities in violation of Part 12 of the Anti-Terrorism, Crime and Security Act of 2001 or the Foreign Corrupt Practices Act of 1977;
          (b) neither the Investor nor any of its beneficial owners, appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury, nor are they otherwise a party with which the Partnership is prohibited to deal under the laws of the United States;
          (c) the monies used to fund the investment in the Subscribed Interest are not, and shall not be, derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, (i) any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control, (ii) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (iii) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern”;
          (d) the Investor (i) has conducted thorough due diligence with respect to all of its beneficial owners who are affiliates of the Investor and has used commercially reasonable efforts to conduct thorough due diligence with respect to its other beneficial owners (each of whom directly or indirectly holds interests in the Investor’s publicly-held general partner), (ii) has established the identities of each beneficial owner who is an Affiliate of the Investor and the source of such beneficial owner's funds, and has used commercially reasonable efforts to establish the identities of all other beneficial owners (each of whom directly or indirectly holds interests in the Investor's publicly-held general partner) and the source of each such beneficial owner’s funds, and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence;
          (e) to the best of the Investor’s knowledge based upon appropriate diligence and investigation, no contribution or payment by the Investor to the Partnership, to the extent that they are within the Investor’s control, shall cause the Partnership or the Managing General Partner to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 or of any regulations issued by the U.S. Treasury Department’s Office of Foreign Assets Controls;
          (f) the Investor shall promptly notify the Managing General Partner if any of these representations cease to be true and accurate regarding the Investor;
          (g) if at any time it is discovered that any of the foregoing representations are incorrect or, if otherwise required by applicable law or regulation related to money laundering and similar activities, the Managing General Partner may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation and/or redemption of all or part of any Partnership Units held by the Investor; and
          (h) the Partnership or the Managing General Partner may release confidential information about the Investor and, if applicable, any beneficial owners of the Investor, to the proper authorities if the Managing General Partner, in its sole discretion, determines that such disclosure is necessary or advisable in light of the relevant rules and regulations under the laws set forth in clauses (b) through (e) of this Section 10.
     11. Other United States Regulatory Issues. Neither the Investor, nor any Person having a direct or indirect beneficial interest in the Partnership Units to be acquired by the Investor, appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury or in Annex I to the United States Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.
     12. Power of Attorney. The Investor constitutes and appoints the Managing General Partner or any of its officers (and any substitute or successor general partner of the Partnership or any officer thereof or of the Partnership) with full power of substitution, each acting individually, as the true and lawful representative of the Investor and attorney-in-fact, in the Investor’s name, place and stead, without limitation, to perform all of the actions described in Section 13.2 of the Partnership Agreement and:
          (a) to receive and pay over to the Partnership on behalf of the Investor, as and to the extent set forth in the Partnership Agreement, all funds received hereunder;
          (b) to complete or correct, on behalf of, and at the direction of, the Investor, all documents to be executed by the Investor in connection with the Investor’s subscription for the Subscribed Interest, including, without limitation, filling in or amending amounts, dates and other pertinent information;

          (c) to execute and sign, on behalf of the Investor, the Partnership Agreement (including the power of attorney included therein); and
          (d) to make, execute, sign, acknowledge, swear to and file: (i) any and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Partnership (including, but not limited to, the filing of a certificate of cancellation); (ii) any business certificate, fictitious name certificate, amendment thereto or other instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Partnership or required by any applicable law; (iii) any counterparts of the Partnership Agreement to be entered into pursuant to any agreement to which the Investor is a party; (iv) any duly adopted amendment to and/or restatement of the Partnership Agreement; and (v) all other filings with agencies of the government of the United State, any state or local government or of any other jurisdiction, which the Managing General Partner considers necessary or desirable to carry out the purposes of the Partnership Agreement and the business of the Partnership.
     The power of attorney hereby granted by the Investor is irrevocable and shall be deemed to be granted by way of security for the performance of the Investor’s obligations hereunder and under the Partnership Agreement and is coupled with an interest and shall survive, and shall not be affected by, the subsequent death, incapacity, termination, bankruptcy, insolvency or dissolution of the Investor or the delivery by the Investor of an assignment of the whole or any portion of any Partnership Units held by the Investor. In the event such power of attorney is inoperative with respect to the Investor for any reason, the Managing General Partner reserves the right to cause the redemption of any Partnership Units held by the Investor at its sole discretion.
     13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier or telex and confirmed or, when mailed, first-class postage pre-paid, (a) if to the Investor, to it at the address or telecopy number set forth on its signature page hereto, or to such other address or telecopy number as it shall have furnished to the Partnership or the Managing General Partner in writing, and (b) if to the Partnership or the Managing General Partner, to it at the address set forth in Schedule 2.1 of the Partnership Agreement, or to such other address or addresses or telecopy number or numbers, as the Partnership or the Managing General Partner shall have furnished to the Investor in writing.
     14. Submission to Jurisdiction; Consent to Venue.
          (a) The Investor hereby irrevocably submits to the non-exclusive jurisdiction of the state courts of the State of Delaware and of the State of New York sitting in the borough of Manhattan, The City of New York, and the federal courts of competent jurisdiction sitting in the State of Delaware and in the Southern District of New York in the borough of Manhattan, The City of New York, in any suit, action or proceeding arising out of or relating to this Subscription Agreement or any other Subscription Document or in any action to enforce this Subscription Agreement or any other Subscription Document. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self operative and no further instrument or action, other than service of process in one of the manners specified in

Section 14(c) below or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of the Investor in any such court.
          (b) Provided that service of process is effected upon the Investor in one of the manners hereafter specified or as otherwise permitted by law, the Investor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court which is mentioned in Section 14(a) of this Subscription Agreement or (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Provided that service of process is effected upon the Investor in one of the manners specified in Section 14(c) of this Subscription Agreement or as otherwise permitted by law, the Investor agrees that any final judgment from which the Investor has not appealed and may not appeal or further appeal in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Investor and may, so far as is permitted under the applicable law, be enforced in any domestic or foreign courts with jurisdiction over the Investor.
          (c) The Investor hereby consents to process being served in any suit, action or proceeding relating to this Subscription Agreement either by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Investor at the address set forth on its signature page hereto or (ii) personal delivery of a copy thereof to the Investor on a Business Day at the address set forth on the signature page hereto.
          (d) The Investor shall execute and deliver to the Partnership all such further instruments as may be necessary to make effective any provision of this Section 14.
     Nothing in this Section 14 shall affect the right of the Partnership to serve process in any manner permitted by law or limit the right of Partnership pursuant to applicable law to bring proceedings against the Investor in the courts of any jurisdiction.
     15. Obligations Irrevocable. The obligations of the Investor to acquire and of the Partnership to issue all of the Subscribed Interest, in accordance with the terms and subject to the conditions set forth in this Subscription Agreement, the Partnership Agreement and the Letter Agreement, are irrevocable, except with the consent of the Investor and the Managing General Partner.
     16. Entire Agreement. This Subscription Agreement, the Partnership Agreement and the Letter Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein and therein.
     17. Distributions. Distributions to the Investor in respect of its Partnership Interests shall be made to the account(s) specified on the its signature page hereto or as otherwise specified in writing by the Investor to the Managing General Partner.
     18. Severability. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent, the provisions hereof shall be severable.
     19. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.
[Signature pages follow.]

Signature Page
to
Subscription Agreement
for
Hines-Sumisei U.S. Core Office Fund, L.P.
INVESTOR INFORMATION AND SIGNATURES:

Dollar amount subscribed for (“Subscription Amount”):	$100,000,000

Exact legal name of investor:	Hines REIT Properties, L.P.

Social Security Number or taxpayer identification number:	20-0200127
IN WITNESS WHEREOF, the undersigned has executed the Subscription Agreement this 14th day of November, 2005.

HINES REIT PROPERTIES, L.P.

By:	Hines Real Estate Investment Trust, Inc.,
a Maryland corporation, its general partner

By:
Name:
Title:
By signing above, you agree that you have accepted the terms of the Sixth Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., as well as of the Subscription Agreement, and that your signature, although delivered by facsimile or electronic means, is effective upon transmission, may be relied on by Hines-Sumisei U.S. Core Office Fund, L.P. and the Managing General Partner and has the same effect as delivery of a manually executed original signature.

ACCEPTANCE BY THE MANAGING GENERAL PARTNER:
The foregoing subscription is hereby accepted on behalf of Hines-Sumisei U.S. Core Office Fund, L.P. in the amount and on the date indicated below.

HINES US CORE OFFICE CAPITAL LLC

By:	Hines Interests Limited Partnership

	By:	Hines Holdings, Inc.

		By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Vice President

Effective date of acceptance of subscription:	November 14, 2005

Dollar amount of subscription accepted by the Managing General Partner (such amount, the investor’s “Capital Commitment”):	$100,000,000